EQUITABLE

☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**
Mailing address: PO Box 1047, Charlotte NC 28201-1047

VUL Optimizer MAX
Application for Individual Life Insurance - Part 1

Proposed Insured

1. Name (First, Middle, Last) ____________________
2. Primary Address ____________________
   City ____________ County ____________ State ____________ Zip ____________
3. Cell/Mobile Number ____________ Preferred Telephone Number (if other than cell) ____________
4. Email Address ____________________
5. Date of Birth (mm/dd/yyyy) ____________ 6. Place of Birth (Country/State) ____________
7. SSN ____________ 8. Gender ☐ Male ☐ Female
9. Driver's License# ____________ State ____________ Exp. Date (mm/dd/yyyy) ____________
   If no DL, provide Government ID# ____________ State ____________ Exp. Date (mm/dd/yyyy) ____________
10. Are you a U.S. Citizen? ☐ Yes ☐ No *(If "No," STOP please complete the Foreign Residence/Travel Questionnaire.)*
11. Complete only if this application involves a Conversion or Purchase Option that requires Underwriting
    ☐ Term Conversion ☐ Rider Conversion ☐ Purchase Option

STOP *(If any option is selected above, please complete the Term Rider/Policy Conversion or Purchase Option Questionnaire and this full application. If no underwriting is required, please complete the Term Conversion Application.)*

Employment

12. Status: ☐ Employed (Complete questions 13 – 16) ☐ Unemployed ☐ Retired ☐ Homemaker ☐ Student
13. Employer Name ____________________
14. Current Occupation ____________________
15. Worksite Address ____________________
    City ____________ State ____________ Zip ____________
16. Years at Current Job ____________________

Income

If the Proposed Insured is a minor, please provide information for Parent/Guardian

17. Gross Annual Earned Income ____________________
    Gross Annual Unearned Income ____________ Source of Unearned Income ____________
    Gross Annual Household Income ____________ Total Household Net Worth ____________

Other Insurance

18. Does the Proposed Insured have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No
19. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Insured? ☐ Yes ☐ No

List the details below for any "Yes" answer to questions 18 and/or 19 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name	Face Amount	Policy or Contract Number	Year Issued	Replaced, Changed or Affected	1035 Exch.	Type
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	
				☐ Y ☐ N	☐ Y ☐ N	

X04498_ICC
ICC20-LIFE-App Page 1 of 9 ICC20-LIFE-App (MAX)

Other Insurance (continued)
20. Does the Proposed Insured have any other formal life insurance applications pending with this or any other company? Yes No
List the details below for “Yes” answer to question 20
Company Name Total Amount (Policy Face Amount plus Additional Competitive
Benefits and/or Riders)✓✓
21. Including this application and any pending applications with our Companies or any outside Company, what is the total amount of insurance you plan to accept on the Proposed Insured? $
Personal History

22.	In the last 5 years, have you or any business owned in whole or part by you filed for bankruptcy? Yes No

If “Yes,” Chapter Date opened Date Closed
23. Have you ever been convicted of, or pled guilty or no contest to driving under the influence of alcohol or drugs? Yes No
(If “Yes,” please state dates and full details in the Remarks section)

24.	Have you in the last 5 years, been convicted of, or pled guilty or no contest to reckless or negligent driving, or had a driver’s license suspended, revoked or restricted? Yes No

(If “Yes,” please state dates and full details in the Remarks section)
25. Have you in the last 3 years been convicted of, or pled guilty to any moving violations? Yes No (If “Yes,” please state dates and full details in the Remarks section)

26.	In the last 2 years, have you been disabled for 2 or more weeks? Yes No

(If “Yes,” please state dates and full details in the Remarks section. You do not need to tell us about: muscle strains, sprains, limb fractures from which you have recovered.)

27.	Do you engage in regular exercise? (For example: running, walking, strength training, tennis.) Yes No

28. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal? Yes No
(If “Yes,” please state company(ies) name and full details in the Remarks section)
29. In the last 10 years, have you been convicted of, or pled guilty or no contest to a felony, or are current criminal charges pending? Yes No
(If “Yes,” please state offense and/or penalty, date of probation, duration of probation and end date in the Remarks section)
30. Do you expect to travel* outside of the United States or Canada, or change your country of residence in the next 2 years? (*Other than a 2 week or less vacation.) Yes No
(If “Yes,” please complete the Foreign Residence and Travel Questionnaire.)

31.	Other than as a passenger, have you flown in the last 2 years or do you plan to fly in the next 2 years? Yes No

(If “Yes,” please complete the Aviation Questionnaire.)
32. Have you or do you plan to engage in underwater diving, motor racing on land or water, mountain or rock climbing*, ballooning, parachuting/skydiving, hang gliding, BASE jumping, caving activities or competitive combat sports in the last 2 years or the next 2 years? (*other than Artificial Climbing Walls.) Yes No
(If “Yes,” please complete the Avocation Questionnaire.)
33. Are you a member of the armed forces, including the reserves? (Reserves includes active duty or full time training of 31 days or more per year.)
(If “Yes,” please sign and submit the Military Sales Disclosure Form. Yes No
34. Have you ever received treatment or counseling by a medical professional, or been advised by a medical professional to limit or discontinue the use of alcohol or drugs (prescribed or non-prescribed), or been a member in any self-help group because of your alcohol or drug use? Yes No
(If “Yes,” please complete the Substance Usage Questionnaire.)
ICC20-LIFE-App Page 2 of 9

Personal History (continued)
35. Describe your tobacco/nicotine product usage history: (Not required if the Proposed Insured is age 0 – 17) *Current use *Used within the last year *I quit over a year ago I have never used
*Please provide details of any/all tobacco and nicotine usage in the chart below.

Date Last Used Date Last used✓ Type✓ Type (mm/dd/yyyy) (mm/dd/yyyy) E-cigarette Chewing Tobacco/Snuff Cigarette Hooka Cigar (#            per year) Nicotine Patch/Gum Pipe Other

For Survivorship Applications, please complete the Survivorship Questionnaire for the 2nd insured
For Juvenile Insurance Applications, please complete the Juvenile Insurance Questionnaire (ages 0-14; 0-17 in PA)
Medical Certification
Please complete when submitting medical examinations from another insurance company or if any medical information has been submitted prior to the application.

36.	Name of Insurance Company Date of Exam (mm/dd/yyyy)
37.	To the best of your knowledge or belief, have there been any changes to the statements in the examination? Yes No
38.	Have you consulted a medical doctor or other practitioner since the examination listed above? Yes No

(If “Yes,” please complete a Medical Information Questionnaire.)
Proposed Owner Purpose of Insurance
Only complete if Proposed Insured is Owner/2nd Proposed Insured is Owner/Individually Owned
39. Income Replacement Mortgage/Debt Repayment Estate Planning Charitable/Gifting Other            Individually owned policy for Business Insurance purposes (Please complete the Individually Owned Policy/Business
Insurance Questionnaire.)
Owner Type

40.	Individually Owned Proposed Insured is owner (Continue to Beneficiary Section)

2nd Proposed Insured is owner (Continue to Beneficiary Section)

Owner is other than the Proposed Insured. (Please complete the information below in the General Information Section.) Business/Entity Owned (Please complete the Entity Owner Questionnaire for New Business.)

Trust Owned (Please complete the Trust Owner Questionnaire and Certification form.)

41.	This is a Qualified Plan (Please complete the Basic Installation Information form.)

General Information for Proposed Individual Owner
Including business agreements when the Proposed Owner is an individual

42.	Proposed Owner Name (First, Middle, Last)
43.	Primary Address

City County State Zip

44.	Cell/Mobile Number Preferred Telephone Number (if other than cell)
45.	Email Address
46.	SSN 47. Date of Birth (mm/dd/yyyy)
48.	Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy)
49.	Are you a U.S. Citizen? Yes No (If “No,” please complete the Foreign Residence/Travel Questionnaire.)
50.	Relationship to Insured
51.	Gross Annual Income (Earned and Unearned) Total Household Net Worth

ICC20-LIFE-App Page 3 of 9

General Information for Proposed Individual Owner (continued)

52.	Joint Proposed Owner Name (First, Middle, Last)
53.	Primary Address

City County State Zip

54.	Cell/Mobile Number Preferred Telephone Number (if other than cell)
55.	Email Address
56.	SSN 57. Date of Birth (mm/dd/yyyy)
58.	Driver’s License# State Exp. Date (mm/dd/yyyy) If no DL, provide Government ID# State Exp. Date (mm/dd/yyyy)
59.	Are you a U.S. Citizen? Yes No (If “No,” please complete the Foreign Residence/Travel Questionnaire.)
60.	Relationship to Insured
61.	Gross Annual Income (Earned and Unearned) Total Household Net Worth

Other Insurance
62. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? Yes No
63. Will the coverage applied for replace, change or affect any existing policy(ies) or contract(s) for the Proposed Owner(s)? Yes No
List the details below for any “Yes” answer to questions 62 and/or 63 (Type: P=Personal, B=Business, G=Group, A=Annuity)

Company Name Face Amount Policy or Year Replaced, 1035 Exch. Type Contract Issued Changed or Number Affected Yes No Yes No Yes No Yes No Yes No Yes No

For additional Joint Owners provide all required information (answers to questions 52—63) in the Remarks section.
Beneficiary Information
64. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured’s surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured’s estate. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than the Proposed Owner, include full name and date of Trust. Total percentage must equal 100% for each category of beneficiary and be in whole numbers. Please use the Remarks section if you need to include additional beneficiaries in either category. (P = Primary, C = Contingent)
Primary Beneficiary is Proposed Owner

P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email P C Name/Trustee % Address (Street, City, State, Zip) Relationship to Proposed Insured Date of Birth/Date of Trust SSN/TIN Preferred Telephone Number Email

Section/Additional Comments
ICC20-LIFE-App Page 4 of 9

Plan
65. Backdate to save age Yes No Maximum of 6 months (3 months in OH) prior to application date. (Premiums for insurance coverage begin on the backdated Register Date. If bank draft is selected, multiple premiums may be deducted from your account.)
Please refer to the illustration for product specific details needed below.
IUL VUL/Survivorship Term

66.	Product Name: Product Name: Product Name:
67.	Face Amount$ Face Amount$ Face Amount$

VUL Investment Supplement

IUL Investment Supplement required, Survivorship N/A required Questionnaire for 2nd Insured/ Investments required

68.	Optional Benefits/Riders Optional Benefits/Riders Optional Benefits/Riders

Disability Waiver/Monthly Disability Waiver/Monthly Disability Premium Waiver Deductions Deductions Children’s Term Insurance Cash Value Plus Rider Disability Waiver/Premiums Amount$ Option to Purchase Add. Insurance Cash Value Plus Rider (Complete CTIR Questionnaire) Amount$ Option to Purchase Add. Insurance Other
Children’s Term Insurance Amount$ (as allowed/available by product)
Amount$ Children’s Term Insurance
(Complete CTIR questionnaire) Amount$
(Complete CTIR questionnaire)
Return of Premium Death Benefit
Premium % (15% to 100%) Estate Protector Rider (Only Accumulation % (0% to 6%) available on Survivorship) Long-Term Care Services Rider Long-Term Care Services Rider
(Complete LTCSR questionnaire) (Complete LTCSR questionnaire)
Charitable Legacy Charitable Legacy
(Complete Charitable Beneficiary (Complete Charitable Beneficiary
Information in the chart below.) Information in the chart below.)
Other Other
(as allowed/available by product) (as allowed/available by product)

69.	Charitable Beneficiary Information

Name of Qualified Charitable
Address 501(c) Tax ID†† %Share Organization†
† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.

††	Contact the charitable organization directly to get its 501(c) Tax ID No.

For IUL/VUL/Survivorship Products

70.	Death Benefit Option Option A (Level) Option B (Face Amount and Policy Account Value)
71.	Definition of Life Insurance Test Guideline Premium Test Cash Value Accumulation Test

ICC20-LIFE-App Page 5 of 9

Premium
(IUL/VUL/SVUL Products Only)

72.	Planned Periodic Premium (PPP) $ 73. Initial Premium/1035 Exchange $
74.	Premium Mode *Annual Semi Annual **Quarterly **Monthly (not available on Term Products)
75.	Billing Method Direct Bank Draft Salary Allotment Single Pay (No Premium Billing will be sent)

*Direct billing for Term One is only available on Annual mode. **Bank Draft availability

Bank Draft Information – (Please note more than 1 premium may be deducted from your account based on the Register date of the policy.) (Please complete the System-matic form.) a. IUL/VUL/Survivorship Draft Day of the Month (available 1st – 28th) Depending on the due date chosen, an additional draft could occur when the policy is placed inforce to prevent lapse status.
Quarterly mode is not available for Bank Draft on Term Policies. Term policies Draft Day is equal to the Register Date. b. In lieu of Voided Check, use the first premium check to set up System-matic Payment Plan.

Salary Allotment Information c. Unit Name Unit #
SSN/TIN/EIN Register Date (mm/dd/yyyy) If Allotter is not Proposed Insured, Name

76.	Will there be payment submitted with the application? Yes No

(If “Yes,” please complete the Limited Temporary Insurance Agreement and Questionnaire with the application.)
Source of Funds
The following questions refer to the Proposed Insured(s), Proposed Owner(s), Beneficiary(ies), Trust(s) or any legal entity(ies) owning the policy.
77. Do you intend to finance any of the premium required to pay this policy through a financing or loan agreement? Yes No
If “Yes,” with whom are you financing

78.	Please indicate the source of funds used to purchase this insurance:

Income Investment/Savings Loans Gifts/Inheritance 1035 Exchange Other (please specify) Settled Contracts (details)
79. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? Yes No
80. Has any compensation or other inducement (including cash offers or discussions of free insurance, any forgiveness or potential forgiveness of debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed Insured,
Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is any expectation of receiving any such compensation or inducement? Yes No
If “Yes,” please give details
(If additional space is needed, please use the Remarks section below.)
Remarks Section/Additional Comments
Question # Comments/Additional Information
If you need additional space, please attach a separate sheet.
ICC20-LIFE-App Page 6 of 9

Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section D – Authorization/Agreement Signatures
Forming a Part of the Application for Life Insurance Acknowledgement of Our Underwriting Process
I (We) acknowledge that I (we) have reviewed the statement of the Underwriting Process of the Company(ies) (the ‘‘Statement’’) which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act. I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.
Authorization to Obtain Health and MIB INC Information
I (We) the Proposed Insured(s) authorize any medical professional, hospital, clinic, laboratory or other medical institution, pharmacy benefit manager, insurer, or any other person or organization to disclose health information about me(us). Health information includes my (our) (i) medical history, (ii) prescription, drug or treatment history, (iii) confidential information related to Human Immunodeficiency Virus (HIV) test results or diagnosis as well as information regarding mental health, alcohol and/or drug use. (iv) genetic information and genetics test results to the extent permitted by law.
I/We authorize the MIB Inc., a not-for-profit organization, and any MIB Inc. member insurer, to provide any medical and personal information that it has about me(us) to the Company(ies), its reinsurer or any MIB Inc.-authorized third-party administrator performing underwriting services on the Company(ies) behalf. I (We) authorize the Company(ies), its reinsurer or authorized third-party administrator, to make a brief report of my(our) medical and personal information to MIB Inc.
Authorization to Obtain Non-Health Information
I (We) authorize any employer, business associate, government unit, financial institution, accountant, attorney, consumer reporting agency, the MIB Inc., my (our) insurance agency and my (our) financial professional to disclose to the
Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, credit histories, credit scores, driving record, character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.
Purpose of Authorizations
I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application. In addition, information may be disclosed to the MIB Inc.
Coverage Conditions
I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.
Additional Authorizations
I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.
Duration
Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of: (a) the date that the
Company(ies) declines my (our) application for coverage; and (b) if a policy is issued, (i) 24 months from the date of my (our) application, or (ii) the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (Our) revocation must be submitted in writing to: Chief Underwriter, 8501 IBM Drive, mail code 2W-5, Charlotte, NC 28262.
Authorization if Bank Draft is Elected
I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the
Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active. I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision. I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the
Owner or the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies upon
ICC20-LIFE-App Page 7 of 9

Authorization if Bank Draft is Elected (Continued)
30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We) understand this Plan may be terminated upon closing of my account. I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above Part 1 of the Application. I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.
Agreement
Each signer of this Application agrees that:
1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/ Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c) unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person(s) proposed for insurance is (are) living.
2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured(s) and owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt.
3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company’s rights or requirements.
5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its supplements or questionnaires.
6) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.
7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions.
8) I (We) represent and certify to the Company checked on page 1 above Part 1 of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.
Taxpayer Identification Number Certification
Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and (ii) I (we) am
(are) not subject to backup withholding because (A) I (we) am (are) exempt from backup withholding or (B) I (we) have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no longer subject to backup withholding and (iii) I (we) am (are) a U.S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.
Fraud Disclosure
ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.
Acknowledgements
I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.
PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO SIGN AN APPLICATION AMENDMENT.
ICC20-LIFE-App Page 8 of 9

☐ **Application for Individual Life Insurance – Part 1**

Supplements

☐ IUL Investment Options Supplement

☐ VUL Investment Options Supplement

Section C - Additional Underwriting Requirements and Questionnaires

☐ Aviation Questionnaire

☐ Avocation Questionnaire

☐ Children's Term Insurance Rider Questionnaire

☐ Entity Owner Questionnaire for New Business

☐ Financial Information Questionnaire

☐ Foreign Residence and Travel Information Questionnaire

☐ Individually Owned Policy/Business Insurance Questionnaire

☐ Juvenile Insurance Questionnaire

☐ Limited Temporary Insurance Agreement and Questionnaire

☐ Long-Term Care Services Rider Questionnaire (I have received the Outline of Coverage and, if required, the Personal Worksheet.)

☐ Medical Information Questionnaire

☐ Personal History Questionnaire

☐ Substance Usage Questionnaire

☐ Term Policy/Rider Conversion or Purchase Option Questionnaire

☐ Trust Owner Questionnaire and Certification for New Business

☐ VUL Survivorship Questionnaire

Signatures

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are) agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.

X ______________________________ X ______________________________

Signature of Proposed Insured 1 (Parent, Guardian, or Applicant if Proposed Insured is a Child, Issue Ages (0-14; 0-17 in PA)) | Signature of Proposed Insured 2

X ______________________________ ______________________ ______________________

Signature of Proposed Owner or Applicant (If corporation, print firm's name, signature and title of authorized officer.) (If Trust, signature of trustee and title.) | Signed in City, State | Date (mm/dd/yyyy)

X ______________________________ ______________________ ______________________

Signature of Proposed Joint Owner (If corporation, print firm's name, signature and title of authorized officer.) (If Trust, signature of trustee and title.) | Signed in City, State | Date (mm/dd/yyyy)

Financial Professional to Complete This Section

Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No

If "Yes," is the information provided the Other Insurance section of the core application complete and accurate for all Proposed Insured(s) and Proposed Owner(s) ☐ Yes ☐ No

If "No," please provide details ______________________________

I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1 and know of nothing affecting the risk that has not been recorded herein.

☐ **I have** witnessed the signature required on the fully completed Part 1.

☐ **I have not** witnessed the signature required on the fully completed Part 1. Please provide explanation: ______________

Certification for VUL Policies Only, Signature required FOR ALL VUL POLICIES:

Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X ______________________________ ______________________

Signature of Licensed Professional/Insurance Broker | Dated on (mm/dd/yyyy)

Print Financial Professional's Name: ______________________ License #: ______________

ICC20-LIFE-App Page 9 of 9